ALEXANDER'S, INC.

                               OMNIBUS STOCK PLAN
                       (as amended through May 22, 1996)

         1. PURPOSE. The purpose of the Alexander's, Inc. Omnibus Stock Plan (the "Plan") is to promote the financial interests of Alexander's, Inc. (the "Company"), including its growth and performance, by encouraging employees and officers of the Company and its subsidiaries, employees of Vornado Realty Trust ("Vornado") and its subsidiaries or any other person or entity designated by the Committee (as defined below) (collectively "Eligible Persons") to acquire an ownership interest in the Company, enhancing the ability of Company and its subsidiaries to attract and retain people or entities of outstanding ability, and providing such persons with a way to acquire or increase their proprietary interest in the Company's success.

         2. SHARES SUBJECT TO THE PLAN. Subject to adjustment as provided in
Section 14, the number of shares of Common Stock, par value $1.00 per share, of the Company (the "Shares") which shall be available for the grant of awards under the Plan shall not exceed 700,000. No Participant (as defined in Section
3) shall be granted stock options or stock appreciation rights with respect to more than 350,000 Shares in any Plan year, subject to adjustment as provided in Article 14. The Shares issued under the Plan may be authorized and unissued Shares or treasury Shares, as the Company may from time to time determine. Shares subject to an award that expires unexercised, that is forfeited, terminated or cancelled, in whole or in part, or is paid in cash in lieu of Shares, shall thereafter again be available for grant under the Plan.

         3. ADMINISTRATION. The Plan shall be administered by a committee to be selected by the Board of Directors of the Company, from time to time (the "Committee"), which shall be comprised of no fewer than two members of the Board. Each member shall be a member of the Board who is "disinterested" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act"). A majority of the Committee shall constitute a quorum, and the acts of a majority shall be the acts of the Committee.

         Subject to the provisions of the Plan, the Committee (i) shall select the Eligible Persons who will be participants in the Plan (the "Participants"), determine the type of awards to be made to Participants, determine the Shares or share units subject to awards, and (ii) shall have the authority to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements entered into hereunder and to make all determinations necessary or advisable for the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any award in the manner and to the extent it shall deem desirable to carry it into effect. The determinations of the Committee in the administration of the Plan, as described herein, shall be final and conclusive.

         4. ELIGIBILITY. All Eligible Persons who have demonstrated significant management potential or who have the capacity for contributing in a substantial measure to the successful performance of the Company, as determined by the Committee, are eligible to be Participants in the Plan.

         5. AWARDS. Awards granted under the Plan may consist of either incentive stock options within the meaning of Section 422 of the Internal Revenue Code or non-qualified stock options, provided that only Eligible Persons who are employees of the Company or its subsidiaries may receive incentive stock options; stock appreciation rights, performance shares or grants of restricted stock. Awards of performance shares and restricted stock may provide the Participant with dividends and voting rights prior to vesting (whether based on a period of time or based on attainment of specified performance conditions).

         6. STOCK OPTIONS. The Committee shall establish the option price at the time each stock option is granted, which price shall not be less than 100% of the fair market value of the Shares on the date of grant; provided, that for incentive stock options granted to persons owning more than 10% of the outstanding shares of Common Stock, the option price shall not be less than 110% of the fair market value per share at the date of grant. Stock options shall be exercisable for such period as specified by the Committee, but in no event may options be exercisable more than ten years after their date of grant (five years in the case of an incentive stock option granted to a ten percent stockholder). The option price of each Share as to which a stock option is exercised shall be paid in full at the time of such exercise. Such payment shall be made in cash, by tender of unrestricted Shares owned by the Participant valued at fair market value as of the date of exercise, in such other consideration as the Committee deems appropriate, or by a combination of cash, unrestricted Shares and such other consideration.

         If determined by the Committee at or subsequent to the date of grant of a stock option, in the event a Participant pays the exercise price of such stock option (in whole or in part) by tendering Shares owned by the Participant, such Participant shall automatically be granted a reload stock option for the number of Shares used to pay the exercise price. The reload stock option shall have terms and conditions determined by the Committee consistent with this Section. If a reload stock option is granted as set forth above, one or more successive reload stock options shall automatically be granted, unless otherwise determined by the Committee, to a Participant who pays all or part of the exercise price of any such reload stock option by tendering Shares owned by the Participant.

         7. STOCK APPRECIATION RIGHTS. Stock appreciation rights may be granted in tandem with a stock option, in addition to a stock option, or may be freestanding and unrelated to a stock option. Stock appreciation rights granted in tandem with or in addition to a stock option may be granted either at the same time as the stock option or at a later time. No stock appreciation right shall be exercisable earlier than six months after grant, except in the event of the Participant's death or disability. A stock appreciation right shall entitle the Participant to receive from the Company an amount equal to the increase of the fair market value of the Share on the exercise of the stock appreciation right over the grant price. The Committee, in its sole discretion, shall determine whether the stock appreciation right shall be settled in cash, Shares or a combination of cash and Shares.

         8. PERFORMANCE SHARES. Performance shares may be granted in the form of actual Shares or share units having a value equal to an identical number of Shares. In the event that a certificate is issued in respect of Shares subject to a grant of performance shares, such certificate shall be registered in the name of the Participant but shall be held by the Company until the time the Shares subject to the grant of performance shares are earned. The performance conditions and the length of the performance period shall be determined by the Committee. The Committee, in its sole discretion, shall determine whether performance shares granted in the form of share units shall be paid in cash, Shares, or a combination of cash and Shares.

         9. RESTRICTED STOCK. Restricted stock may be granted in the form of actual Shares or share units having a value equal to an identical number of Shares. In the event that a certificate is issued in respect of Shares subject to a grant of restricted stock, such certificate shall be registered in the name of the Participant but shall be held by the Company until the end of the restricted period. The employment conditions and the length of the period for vesting of restricted stock shall be established by the Committee at time of grant. The Committee, in its sole discretion, shall determine whether restricted stock granted in the form of share units shall be paid in cash, Shares, or a combination of cash and Shares.

         10. AWARD AGREEMENTS. Each award under the Plan shall be evidenced by an agreement setting forth the terms and conditions, as determined by the Committee, which shall apply to such award, in addition to the terms and conditions specified in the Plan.

         11. WITHHOLDING. The Company shall have the right to deduct from any payment to be made pursuant to the Plan, or to require prior to the issuance or delivery of any Shares or the payment of cash under the Plan, any taxes required by law to be withheld therefrom. The Committee, in its sole discretion, may permit a Participant to elect to satisfy such withholding obligation by having the Company retain the number of Shares whose fair market value equals the amount required to be withheld. Any fraction of a Share required to satisfy such obligation shall be disregarded and the amount due shall instead be paid in cash to the Participant.

         12. NONTRANSFERABILITY. No award shall be assignable or transferable, and no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant, except by will or the laws of descent and distribution.

         13. NO RIGHT TO EMPLOYMENT. No person shall have any claim or right to be granted an award, and the grant of such award shall not be construed as giving a Participant the right to be retained in the employ of the Company, Vornado or their respective subsidiaries. Further, the Company, Vornado and their respective subsidiaries expressly reserve the right at any time to dismiss a Participant free from any liability, or any claim under the Plan, except as provided herein or in any agreement entered into hereunder.

         14. ADJUSTMENT OF AND CHANGES IN SHARES. In the event of any change in the outstanding Shares by reason of any share dividend or split, recapitalization, merger, consolidation, spinoff, combination or exchange of Shares or other corporate change, or any distributions to Common Stockholders other than regular cash dividends, the Committee may make such substitution or adjustment, if any, as it deems to be equitable, as to the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan and to outstanding awards.

         15. AMENDMENT. The Board of Directors may amend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be made without stockholder approval if such approval is necessary in order for the Plan to continue to comply with Rule 16b-3 under the Exchange Act.

         16. RIGHTS AS STOCKHOLDER. Except as provided in Section 5 hereof, a Participant shall have no rights as a stockholder with respect to any Shares issuable upon exercise of any award hereunder until a certificate or certificates evidencing the Shares shall have been issued to the Participant and, subject to Section 14, no adjustment shall be made for dividends or distributions or other rights in respect of any Share for which the record date is prior to the date on which the Participant shall become the holder of record thereof.

         17. EFFECTIVE DATE. The Plan shall become effective on the date of its adoption by the Board of Directors of the Company, and awards may be granted immediately thereafter, but any award granted under the Plan is subject to defeasance unless and until the Plan shall have been approved by the stockholders. If such stockholder approval is not obtained, the Plan and any options granted thereunder shall be null and void. Subject to earlier termination pursuant to Section 15, the Plan shall have a term of ten years from its effective date.
                                        3